Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

/s/ Paul V. Hoagland
Paul V. Hoagland
Treasurer and Chief Financial Officer

Date:December 16, 2014